Exhibit 10.33

Prepared By/Return To:

David B. Williams, Esquire

Bush Ross, P.A.

Post Office Box 3913

Tampa, Florida 33601

MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS

THIS MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS (“Mortgage”) executed this 30 day of April, 2010, by AEROSONIC CORPORATION, a Delaware corporation (“Mortgagor”), whose address is 1212 North Hercules Avenue, Clearwater, Florida 33765, and the successors and assigns of Mortgagor, including all subsequent grantees, either voluntarily by act of the parties or involuntarily by operation of law, and M & I MARSHALL & ILSLEY BANK (“Mortgagee”), whose address is 501 East Kennedy Blvd., Suite 900, Tampa, Florida 33602, its successors and assigns;

W I T N E S S E T H:

THAT for good and valuable consideration and also in consideration of the aggregate sum of money named in the Notes (as hereinafter defined) of even date herewith hereinafter described, and such additional sums of money as shall be borrowed by Mortgagor from Mortgagee or expended by Mortgagee for the account of Mortgagor, and any extensions, renewals, modifications or amendments of same, and any indebtedness, liabilities or obligations, now existing or hereinafter arising, due or to become due, absolute or contingent of the Mortgagor to the Mortgagee under any Rate Management Obligation (as hereinafter defined), Mortgagor does hereby grant, bargain, lien, encumber, sell, alien, mortgage, remise, release, convey and confirm unto Mortgagee, in fee simple, the real estate, of which Mortgagor is now seized and possessed and in actual possession, situate in Pinellas County, Florida, and more particularly described in attached Exhibit “A” (“Premises”). “Rate Management Obligation” shall mean any and all debts, obligations and liabilities of a person, whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under (i) any and all Rate Management Transactions (as hereinafter defined) and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions. “Rate Management Transaction” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Mortgagor and Mortgagee, or any affiliate thereof, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

TOGETHER with all of Mortgagor’s right, title and interest in and to (i) all buildings, structures and improvements of every nature whatsoever now and hereafter on said Premises, (ii) all insurance policies, leases, subleases and other agreements affecting the use, enjoyment or occupancy of the Premises heretofore or hereafter entered into and all accounts, rents, revenues, issues, profits and all proceeds from the sale or other disposition of such agreements accruing and to accrue from said Premises, (iii) all gas, steam, electric, water and other heating, cooking, refrigerating, lighting, plumbing, ventilating, irrigating and power systems, machines, building materials, appliances, furniture, equipment, goods, inventory, supplies, fixtures and appurtenances and personal property of every nature whatsoever, which now or may hereafter pertain to or be used with, in or on said Premises, even though they may be detached or detachable, (iv) all easements, rights-of-way, licenses, privileges, gores of land, streets, ways, alleys, passages, sewer rights, waters, water rights, permits, development rights and powers and all estates, rights, titles and interests in any way belonging, relating or appertaining to the Premises, (v) all Accounts, Goods, Chattel Paper, Deposit Accounts, Farm Products, Instruments, Documents, General Intangibles, Inventory, Consumer Goods, Equipment, Fixtures and Investment Property, as the foregoing terms are defined in the Uniform Commercial Code, (vi) contract rights, franchises, books, records, plans, specifications, approvals and actions which now or hereafter relate to, are derived from or are used in connection with the Premises, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon, (vii) all the tenements, hereditaments, appurtenances, reversions and remainders belonging or pertaining to the Premises, (viii) any and all judgments, awards, settlements, claims, demands, payments, proceeds or other income arising in connection with the Premises, (ix) any items described in those certain UCC-1 Financing Statements of even date herewith between Mortgagor and Mortgagee and (x) any extensions, additions, increases, substitutions, replacements, parts, accessions, improvements, betterments, proceeds, products and renewals to any of the aforesaid property, whether now existing or hereafter arising, all of the foregoing being included in the term “Premises,” it being the intention of Mortgagor and Mortgagee that this Mortgage (which is to be filed for record in the real estate records of the county mentioned above) shall also constitute a security agreement and financing statement as to the Premises herein mortgaged under the Florida Uniform Commercial Code, and that Mortgagee have all rights and remedies of a secured party thereunder;

TO HAVE AND TO HOLD the same, together with the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

AND Mortgagor does hereby covenant with Mortgagee that it is indefeasibly seized of said Premises in fee simple and is the record owner thereof; that it has full power and lawful right to convey said Premises in fee simple as aforesaid; that it shall be lawful for Mortgagee at all times peaceably and quietly to enter upon, hold, occupy and enjoy said Premises; that said Premises are free from all encumbrances subject to all matters shown in the title policy being issued in favor of Mortgagee; that Mortgagor will make such further assurances to protect the fee simple title to said Premises in Mortgagee as may reasonably be required; and that Mortgagor does hereby warrant the title to said Premises and will defend the same against the lawful claims of all persons whomsoever.

PROVIDED, ALWAYS, that if Mortgagor shall pay unto Mortgagee those certain Notes (as such term is defined in the Loan Agreement) dated as of the date hereof (the “Notes”) from Mortgagor to Mortgagee issued pursuant to that certain Loan Agreement of even date by and between Mortgagor and Mortgagee (the “Loan Agreement”), and shall promptly perform, comply with and abide by each and every stipulation, agreement, condition and covenant of said Loan Agreement, Notes and of this Mortgage, then the estate hereby created shall cease and be null and void. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement.

AND, Mortgagor does hereby covenant and agree as follows:

Payment of Indebtedness and Performance of Obligations. Certain documents and instruments other than the Loan Agreement, Notes and Mortgage have been executed or are to be executed from time to time evidencing, securing or otherwise relating to the Loan (collectively, the “Other Loan Documents”). The Loan Agreement, Notes, Mortgage and Other Loan Documents are sometimes collectively referred to herein as the “Loan Documents”. Mortgagor shall pay all and singular the principal and interest and other sums of money payable by virtue of the Notes and this Mortgage, or either, promptly on the days the same come due, and shall perform, comply with and abide by each and every stipulation, agreement, condition and covenant in the Loan Agreement, Notes, this Mortgage and the Other Loan Documents and any extensions, renewals, modifications or amendments of the foregoing described documents given by Mortgagor in connection herewith, all of which are secured by this Mortgage, including, but not limited to, all costs and expenses paid by Mortgagee in connection with the Mortgage and under any of the other Loan Documents. Notwithstanding the above, the recovery under this Mortgage shall be limited to the total principal amount of $3,500,000.00, together with any accrued interest and any other charges, costs or expenses or other such sums due under the Notes.

Taxes.

Mortgagor shall pay promptly, when due, any premiums on the insurance policies and renewals and provide Mortgagee a receipt evidencing same. Mortgagor shall pay all and singular the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature on the Premises when due and payable according to law before they become delinquent; and if the same shall not be promptly paid, Mortgagee may at any time, either before or after delinquency, pay, compromise, purchase, discharge or settle the same, or redeem the same from any tax or assessment, without waiving or affecting its rights hereunder.

Mortgagor shall deliver to Mortgagee, on or before March 15th of each year, tax receipts evidencing the payment of all taxes for the preceding calendar year, shall deliver to Mortgagee receipts evidencing the payment of all liens for public improvements within ninety (90) days after the same shall become due and payable, and Mortgagor shall pay or discharge within ninety (90) days after the due date any and all governmental levies that may be made on the Premises or this Mortgage or the Notes, or in any other way resulting from the indebtedness secured by this Mortgage; and if this condition be not complied with and performed, Mortgagee may, but need not, pay such sum or sums without waiving or affecting its rights hereunder.

Insurance.

Mortgagor shall at its sole expense obtain for delivery to, and maintain for the benefit of, Mortgagor during the life of the Mortgage, in form and substance and from an insurer acceptable to Mortgagee in Mortgagee’s sole discretion, public liability insurance, hazard, wind, flood, Worker’s Compensation Insurance and Builder’s Risk Insurance, as appropriate, in such amounts and for such periods as Mortgagee may require. Mortgagor shall pay promptly, when due, any premiums on the insurance policies and renewals and provide Mortgagee a receipt evidencing same. Mortgagor shall keep the buildings and all equipment and personal property now or hereafter on the Premises fully insured in an amount at least equal to the full insurable value on a replacement cost basis, but in no event less than the unpaid balance of the Notes secured by this Mortgage, including both fire and extended coverage insurance as required by Mortgagee. Where appropriate, said policy or policies shall be held by Mortgagee and shall bear a Standard New York Mortgagee Clause without contribution, making the loss under said policy or policies payable to Mortgagee as its interest may appear and shall provide for thirty (30) day notice of cancellation and such other terms required by Mortgagee; and in the event any sum of money becomes payable under any such policy or policies, Mortgagee shall have the option to receive and apply the same on account of the indebtedness hereby secured, or to permit Mortgagor to receive and use said sum, or any part thereof, for other purposes without thereby waiving or impairing any equity, lien or right under and by virtue of this Mortgage; and in the event Mortgagor does not comply with this covenant, Mortgagee may place and pay for such insurance or any part thereof without waiving or affecting the option to foreclose, or any other right thereunder.

Provided that the same is available, Mortgagor, at its expense and if required by Mortgagee, shall carry flood insurance for the maximum amount available or the amount secured by this Mortgage, whichever is less, pursuant to the Flood Disaster Protection Act of 1973 or any subsequent legislation, and in the event that Mortgagee shall require flood insurance, the payment of premiums for such insurance and the application of any proceeds therefrom shall be governed by the provisions of paragraph 3(a) of this Mortgage and other applicable provisions hereof.

Reserve for Taxes and Insurance. In order to provide for the payment of taxes, assessments, insurance premiums (including flood insurance) and other annual charges on the Premises, Mortgagor, upon the occurrence of an Event of Default under the Loan Agreement (“Event of Default”), and upon Mortgagee’s written request, will pay monthly to Mortgagee, in addition to the other payments provided herein, a sum estimated to be equivalent to one twelfth (1/12th) of such items, which payment may be held by Mortgagee and commingled with other funds or its own funds without interest for the payment of such items. If the amount estimated to be sufficient to pay said items is not sufficient, Mortgagor will pay the difference upon demand. The provisions of this paragraph are solely for the added protection of Mortgagee and entail no responsibility on Mortgagee’s part beyond the allowance of due credit, without interest, for sums actually received by it. Upon the occurrence of an Event of Default under this Mortgage, Mortgagee may apply all or any part of the accumulated funds then held, upon any obligation secured hereby.

Use, Preservation and Maintenance of Property.

Mortgagor shall permit, commit or suffer no waste, impairment or deterioration of the Premises, or any part thereof; and, upon the failure of Mortgagor to keep the Premises in good condition of repair, Mortgagee may demand the immediate repair of said Premises or increase in the amount of security. Mortgagor shall permit no exploration for, nor mining or other means of production of minerals or other natural resources from the Premises. Mortgagor shall promptly comply with all laws, regulations and requirements of all governmental bodies affecting the Premises, including, but not limited to, full compliance with the Americans With Disabilities Act of July 26, 1990, 42 U.S.C. Section 12191, et seq., as amended from time to time, and all regulations promulgated pursuant thereto. Mortgagor shall not construct or permit the construction of any improvements to the Premises without Mortgagee’s prior written consent, except improvements that do not exceed $100,000.00 in value.

Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Premises or any part thereof, nor shall Mortgagor initiate, join in, acquiesce in, or consent to any zoning change or zoning matter affecting the Premises. If under applicable zoning provisions, the use of all or any portion of the Premises are or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not permit or suffer to occur any waste on or to the Premises or to any portion thereof and shall not take any steps whatsoever to convert the Premises, or any portion thereof, to a condominium or cooperative form of management. Mortgagor will not install or permit to be installed on the Premises any underground storage tank or above-ground storage tank without the written consent of Mortgagee.

Transfer of Property or Beneficial Interest in Mortgagor.

Upon any sale or conveyance of all or any part of the Premises or any of its interest therein, all amounts due and payable in connection with the Notes shall be immediately due and payable in full. A contract for deed or agreement for deed shall constitute a sale or conveyance pursuant to this paragraph. Mortgagor shall not further encumber the Premises or permit any other mortgages to be filed against the Premises. This Mortgage and the Notes are not assumable.

Mortgagor shall not do or permit any Change of Control under the Loan Agreement.

Inspection. Mortgagee or its agents shall have the right to enter upon and inspect the Premises upon reasonable notice, except in the case of an emergency. Mortgagee shall give Mortgagor notice at the time of or prior to an inspection specifying reasonable cause for the inspection.

Subrogation. To the extent of the indebtedness secured hereby, Mortgagee is hereby subrogated to the lien or liens, and to the rights of the owners and holders thereof, of each and every mortgage lien or other encumbrance on the Premises which is paid and/or satisfied in whole or in part out of the proceeds of the loan secured hereby, and the respective liens of said mortgages, liens or other encumbrances shall be and the same and each of them hereby is preserved and shall pass to and be held by Mortgagee herein as security for the indebtedness hereby secured, to the same extent that it would have been preserved and would have been passed to and been held by Mortgagee had it been duly and regularly assigned, transferred, set over and delivered unto Mortgagee by separate deed of assignment.

Condemnation. In the event the Premises, or any part thereof, shall be condemned and taken for public use under the power of eminent domain, Mortgagee shall have the right to demand that all damages awarded for the taking of, or damages to said Premises, shall be paid to Mortgagee, up to the amount then unpaid on this Mortgage, and, at the option of Mortgagee, the same may be applied upon the payments last payable thereon.

Events of Default and Remedies.

Mortgagor acknowledges that upon an Event of Default, Mortgagor shall be in default and Mortgagee shall have the right, but not the obligation, to pursue all its rights and remedies under the laws of the State of Florida, including, without limitation, the right to declare all sums due and payable under the Notes and this Mortgage to be immediately due and payable, anything in the Notes or herein to the contrary notwithstanding.

Mortgagor shall pay all costs, charges and expenses, including attorneys’ fees for pre-litigation, all litigation and any and all appeals therefrom, reasonably incurred or paid at any time by Mortgagee because of the failure of Mortgagor to perform, comply with and abide by each and every stipulation, agreement, condition and covenant of the Loan Agreement, Notes, this Mortgage or the Other Loan Documents, and every such payment shall bear interest from date of payment at the highest legal rate assessable under the Notes.

Upon an Event of Default, Mortgagee shall be entitled to apply at any time pending such foreclosure suit to the Court having jurisdiction thereof for the appointment of a receiver of all and singular the Premises, and all of the rents, incomes, profits, issues and revenues thereof, from whatsoever source derived; and thereupon it is hereby expressly covenanted and agreed that the Court shall forthwith appoint a receiver of said mortgaged property, all and singular, and of such rents, incomes, profits, issues and revenues thereof, from whatsoever source derived, with the usual powers and duties of receivers in like cases, and such appointment shall be made by such Court as a matter of strict right to Mortgagee, its successors, legal representatives or assigns, and without reference to the adequacy or inadequacy of the value of the Premises or to the solvency or insolvency of Mortgagor, and that such rents, profits, incomes, issues and revenues shall be applied by such receiver to the payment of the mortgage indebtedness, costs and charges, according to the order of such Court.

Upon an Event of Default, Mortgagee shall have the right, without notice to Mortgagor, to collect and receive from any tenant of any portion of the Premises the rents, issues and profits of such demised premises and to give proper receipts and acquittances therefor, after paying all commissions of any rental agent collecting the same, and any reasonable attorneys’ fees and other necessary expenses incurred in collecting same, and to apply the proceeds of such collection upon any indebtedness, obligation or liability, of Mortgagor hereunder.

The rights, options, powers and remedies provided to Mortgagee shall be cumulative, and no one or more of them shall be exclusive of the other or others, or of any right or remedy now or hereafter given or allowed by law, including, without limitation, all rights under Chapter 697.07, Florida Statutes, regarding assignment of rents and all rights under Chapter 702, Florida Statutes, regarding foreclosure actions.

The proceeds of any sale of all or any portion of the Premises shall be applied by Mortgagee first, to the extent of receiver’s fees and expenses, if any, and to the payment of all costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Mortgagee, together with interest thereon at the default rate of interest prescribed under the Notes, in connection with any entry, action or proceeding under this Mortgage, and second, in such order as Mortgagee may elect, to payment of other amounts secured by this Mortgage and the Other Loan Documents. Mortgagor shall be and remain liable to Mortgagee for any difference between the net proceeds of the sale and the amount of the secured indebtedness until all such indebtedness has been paid in full.

If Mortgagee shall have proceeded to enforce any right under any Other Loan Documents and such proceedings shall have been discontinued or abandoned for any reason, then except as may be provided in any written agreement between Mortgagor and Mortgagee providing for the discontinuance or abandonment of such proceedings, Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been instituted.

Further Assurances. Mortgagor shall do, execute, acknowledge and deliver, at the cost of Mortgagor and without expense to Mortgagee, all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall from time to time reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention of facilitating the performance of the terms of this Mortgage or for the filing, registering, or recording this Mortgage and, on written demand, will execute and deliver to Mortgagee one or more financing statements or comparable security instruments, to evidence more effectively the lien hereof upon the mixed or personal property; and upon Mortgagor’s failure, refusal or neglect to do so after written demand, Mortgagee shall have the right to execute any such documents in the name of Mortgagor.

Indemnification. Mortgagor shall protect, indemnify and save harmless Mortgagee from and against all liabilities, claims, judgments, damages, penalties, causes of action, cost and expenses (including, without limitation, attorneys’ fees and expenses, including those incurred in connection with appellate, bankruptcy and post-judgment proceedings) imposed upon or incurred by or asserted against Mortgagee by reason of: (a) ownership of this Mortgage, the Premises or any interest therein or receipt of any rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas or streets; (c) any use, non-use or condition in, on or about the Premises or any part thereof or on the adjoining sidewalks, curbs, adjacent property, parking areas or streets; (d) an Event of Default occurring under the Loan Agreement; or (e) the performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or any part thereof. Any amounts payable to Mortgagee by reason of the application of this paragraph shall become immediately due and payable upon demand by Mortgagee. The obligations of Mortgagor under this paragraph shall survive any termination or satisfaction of this Mortgage. The provisions of this paragraph shall not apply to any obligation, claim, judgment, damage, penalty or cause of action caused by the gross negligence or willful malfeasance of Mortgagee.

Assignment of Additional Collateral.

Mortgagor hereby assigns to Mortgagee, to the extent assignable, the following items, which are sometimes hereinafter collectively referred to as the “Additional Collateral”: All licenses, permits, approvals, certificates and agreements with or from all boards, agencies, departments, governmental or otherwise, relating directly or indirectly to the ownership, use, operation and maintenance of the Premises, or the construction of improvements on the Premises, whether heretofore or hereafter issued or executed (collectively, the “Licenses”), said boards, agencies, departments, governmental or otherwise, being hereinafter collectively referred to as the “Governmental Authorities”; all contracts and agreements (including, but not limited to, contracts or agreements with contractors, architects, engineers, surveyors, other design professionals and other consultants), subcontracts, agreements with utility companies (public or private), service agreements, franchise agreements, surveys, plats, site plans, soil reports, wetlands reports, environmental studies, architectural or land planner renderings, plans and specifications, shop drawings, floor plans, brochures, advertising materials, warranties, guaranties and purchase orders which have heretofore been or will hereafter be executed by or on behalf of Mortgagor, or which have been assigned to Mortgagor, in connection with the use, operation and maintenance of the Premises, or the construction of development improvements on the Premises (collectively, the “Contracts”), and the parties with whom or to whom such Contracts have been or are given are hereinafter collectively referred to as the “Contractors”; and all leases, contracts and agreements which have heretofore been or will hereafter be executed by or on behalf of Mortgagor in connection with the lease or sale of any portion of the Premises (collectively, the “Sales Agreements”), and the parties with whom or to whom the Sales Agreements have been or are given are hereinafter collectively referred to as the “Purchasers”.

Mortgagor hereby assigns, transfers and sets over unto Mortgagee, all of Mortgagor’s right, title and interest in and to the Additional Collateral and all of the rights and benefits therefrom as security for the payment of the indebtedness secured hereby and any and all future indebtedness of Mortgagor to Mortgagee secured by this Mortgage and any and all future advance agreements made pursuant hereto. Until the occurrence of an Event of Default and/or any such future advance agreement(s), Mortgagor may retain, use and enjoy the benefits of the Additional Collateral. After the occurrence of an Event of Default, Mortgagee may enforce this assignment. The affidavit or written statement of an officer, agent or attorney of Mortgagee stating that there has been an Event of Default shall constitute conclusive evidence thereof, and any of the Governmental Authorities, Contractors or Purchasers or any other person is authorized and directed to rely thereon.

Mortgagor agrees to faithfully observe and perform all of the obligations and agreements imposed upon Mortgagor under the Additional Collateral. From and after the date hereof, the Sales Agreements, Contracts and Licenses may not be altered, amended or cancelled, and no new Contracts or Sales Agreements may be entered into except in accordance herewith. Mortgagee shall not be deemed in any manner to have assumed any of the Additional Collateral, nor shall Mortgagee be liable to Purchasers, Governmental Authorities or Contractors by reason of any default by any party under the Sales Agreements, Licenses or Contracts.

Mortgagor agrees to indemnify and hold Mortgagee harmless of and from any liability, loss or damage which Mortgagee may incur by reason of any claims or demands against it, based on its alleged assumption of Mortgagor’s duties and obligations to perform and discharge the terms, covenants and agreements in the Sales Agreement, Licenses and Contracts, unless Lender has assumed such Sales Agreement, Licenses and Contracts in writing.

After the occurrence of an Event of Default, Mortgagee may, in its sole discretion, elect to exercise any and all of Mortgagor’s rights and remedies under the Additional Collateral without any interference and objection from Mortgagor, and Mortgagor shall cooperate in causing the Contractors and Purchasers to comply with all the terms and conditions of the Contracts and Sales Agreements. In no event shall Mortgagee be obligated to exercise any or all of such rights and remedies of Mortgagor. If, and to the extent permitted by law and the terms of the Additional Collateral, Mortgagee may, with or without entry upon the Premises, at its option, take over and enjoy the benefits of the Licenses, exercise Mortgagor’s rights under the Additional Collateral, and perform all acts in the same manner and to the same extent as Mortgagor may do. In connection with the foregoing powers, and without limiting the same, Mortgagee may effect new Sales Agreements, Contracts and Licenses, cancel or surrender existing Sales Agreements, Contracts or Licenses, alter or amend the terms of and renew existing Sales Agreements, Contracts and Licenses, and make concessions to Purchasers, Governmental Authorities and Contractors. Mortgagor hereby releases any and all claims which it has or may have against Mortgagee arising out of such performance by Mortgagee.

All of the foregoing powers herein granted to Mortgagee shall be liberally construed. Mortgagee need not expend its own funds in the exercise of such powers, but if it does, such amounts shall be considered as advances for and on behalf of Mortgagor secured by this Mortgage and also evidenced and secured by the Loan Agreement, Notes and the other Other Loan Documents given in connection herewith and also secured by any and all future advance agreement(s) made pursuant to this Mortgage and any and all Note(s) executed and delivered in connection therewith. Any amounts so advanced shall bear interest at the then current rate prescribed in the Notes or promissory note(s) executed and delivered in connection with any future advance agreement made pursuant hereto.

Mortgagor shall, upon request of Mortgagee, furnish Mortgagee a complete list of all Sales Agreements, Contracts and Licenses. Further, if requested, Mortgagor shall deliver to Mortgagee executed or certified copies of all Sales Agreements, Contracts, Licenses and other written agreements, correspondence and memoranda between Mortgagor (and its predecessors in title) and Purchasers, Contractors and Governmental Authorities, setting forth the contractual and other arrangements between them.

Nothing herein contained shall be construed as making Mortgagee a mortgagee in possession, or as constituting a waiver or suspension by Mortgagee of its rights to enforce payment of the debts under the terms hereof, the Loan Agreement, Notes, or the other Other Loan Documents. Mortgagee is not the agent, partner or joint venturer of Mortgagor or of any of the Purchasers, Contractors or Governmental Authorities.

Assignment of Rents and Leases. Mortgagor hereby conveys, transfers and assigns unto Mortgagee, its successors and assigns, all the rights, interest and privileges which Mortgagor, as lessor, has and may have in the leases now existing or hereafter made and affecting the Premises, as said leases may have been, or may from time to time be hereafter, modified, extended and renewed, together with all accounts, rents, income, deposits and profits due and becoming due therefrom (individually, a “Lease” and, collectively, the “Leases”). Mortgagor further covenants and agrees as follows:

This assignment of leases is made as additional security for the payment of the Notes (and all extensions or modifications thereof). It is expressly understood and agreed by Mortgagor that before an Event of Default occurs, Mortgagor shall have the right to collect said rents, income and profits from the Leases and to retain, use and enjoy the same.

Mortgagor shall not enter into any leases of the Premises without Mortgagee’s prior written consent.

Mortgagee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by Mortgagor under any of the Leases, and Mortgagor hereby agrees to indemnify Mortgagee for, and to save it harmless from, any and all liability arising from any of said Leases, and this Mortgage shall not place responsibility for the control, care, management or repair of said Premises upon Mortgagee, or make Mortgagee responsible or liable for any negligence in the management, operation, upkeep, repair or control of said Premises resulting in loss or injury or death to any tenant, licensee, employee or stranger.

The rights, options, powers and remedies to Mortgagee under this paragraph 14 shall be cumulative, and no one or more of them shall be exclusive over the other or others, or of any right or remedy now or hereafter given or allowed by law, including, without limitation, all rights under Chapter 697.07, Florida Statutes, regarding assignment of rents and all rights under Chapter 702, Florida Statutes, regarding foreclosure actions. In no event shall reference to the foregoing statutes diminish, alter, impair or affect any other rights and remedies of Mortgagee provided in this Mortgage and the Other Loan Documents. This assignment of rents shall be fully operative without regard to the value of the Premises or without regard to the adequacy of the Premises to serve as security for the obligations owed by Mortgagor to Mortgagee, and shall be in addition to any rights arising under Section 697.07. Further, except for the notices required hereunder, if any, Mortgagor waives any notice of default or demand for turn over of rents by Mortgagee, together with any rights under Section 697.07 to apply to a court to deposit the rents into the registry of the court or such other depository as the court may designate.

Intentionally deleted.

Bankruptcy. Mortgagor hereby agrees that in consideration of the recitals and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does agree that in the event Mortgagor or any partner of Mortgagor shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended; (b) be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or other relief for debtors; (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator; or (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency or relief for debtors, then and in any of such events Mortgagee shall thereupon be entitled to relief from any automatic stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to Mortgagee as provided in this Mortgage, any Notes evidencing the subject indebtedness, or any other documents or instruments executed in connection therewith, and as otherwise provided by law. Mortgagor hereby agrees not to object to Mortgagee immediately seeking relief from the automatic stay, to allow Mortgagee to proceed immediately to obtain a final judgment of foreclosure of this Mortgage, to complete a foreclosure sale and/or to proceed against and realize upon the collateral for the indebtedness secured hereby and to otherwise allow Mortgagee to take all such actions as Mortgagee may elect in its sole discretion in pursuance of the other rights and remedies available in the Event of Default by Mortgagor under this Mortgage and all Other Loan Documents. Mortgagor hereby waives any protection afforded under 11 U.S.C., Section 362(a).

Financial Information. Mortgagor shall provide to Mortgagee, and shall cause Guarantors to provide to Mortgagee all of the financial information required by the Loan Agreement. Mortgagor’s and/or Guarantor’s failure to provide any such information shall constitute an Event of Default under the Loan Agreement and this Mortgage.

Future Advance.

It is the intent hereof to secure payment of the indebtedness represented by the Notes, whether the entire amount shall have been advanced to the Mortgagor as of the date hereof or at a later date, and to secure any other amounts or amounts that may be added to the mortgage indebtedness under the terms of the Mortgage. The total amount of indebtedness secured hereby shall not exceed the principal sum of $7,000,000.00, plus interest thereon and any disbursements made for the payment of taxes, levies or insurance on the Premises covered by the lien of this Mortgage or any other sums paid by Mortgagee pursuant to the terms hereof, with interest thereof; and this Mortgage shall secure any and all additional or further monies which may be advanced by Mortgagee to Mortgagor after the date hereof, which future advances of money, if made, shall be evidenced by a note or notes executed by Mortgagor to Mortgagee bearing such rate of interest and with such maturities as shall be determined from time to time, but any and all such future advances secured by this instrument shall be made not more than twenty (20) years after the date of this Mortgage. Nothing herein contained shall be deemed an obligation on the part of Mortgagee to make any future advances.

Mortgagor expressly waives and relinquishes any right granted under Section 697.04, Florida Statutes, or otherwise, to limit the amount of indebtedness that may be outstanding at any time during the term of this Mortgage. Mortgagor further covenants not to file for record any notice limiting the maximum principal amount that may be secured by this Mortgage and agrees that any such notice, if filed, shall be null and void and of no effect, and further agrees that the filing of any such notice shall constitute an Event of Default hereunder.

Environmental Matters. Mortgagor expressly represents, covenants and warrants to Mortgagee that the Premises will not, in the future, be used for the handling, storage, treatment, transportation or disposal of pollutants, hazardous wastes or hazardous substances, except in compliance with Environmental Laws (as defined in the Loan Agreement). Mortgagor agrees to indemnify, defend and hold Mortgagee harmless from and against any loss to Mortgagee, including, without limitation, attorneys’ fees (including appellate), incurred by Mortgagee as a result of the future use, handling, storage, transportation, treatment or disposal of pollutants, hazardous wastes or hazardous substances, including asbestos. In the event of a violation of the covenant and warranty in this paragraph,

Mortgagee may, at its sole discretion, either declare an Event of Default under the Loan Agreement and this Mortgage or require Mortgagor to take action, or expend monies on Mortgagor’s behalf, to correct such violation and to rectify all adverse consequences of such violation. In the event Mortgagee elects to expend monies to correct any such violation, such monies shall be deemed proceeds of the loan secured by this Mortgage, shall be so secured and shall be repaid and bear interest as provided in the Notes. Any such action taken by Mortgagee shall not constitute a waiver of any claim that Mortgagee has under law for any loss incurred by Mortgagee as a result of such violation.

Notice. Any notice to Mortgagor provided for in this Mortgage shall be given by delivering it or by mailing it by first-class mail unless applicable law requires use of another method. The notice shall be directed to Mortgagor’s address set forth on page 1 of this Mortgage or any other address Mortgagor designates by notice to Mortgagee. Any notice to Mortgagee shall be given by first-class mail to 501 East Kennedy Blvd., Suite 900, Tampa, Florida 33602, or any other address Mortgagee designates by notice to Mortgagor. Any notice provided for in this Mortgage shall be deemed to have been given to Mortgagor or Mortgagee when given as provided in this paragraph. Each party may change the address to which any such notice is to be delivered or mailed, by furnishing written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

Forbearance by Mortgagee Not a Waiver. Any waiver of any payment under the Notes or Mortgage at any time shall not, at any other time, constitute a waiver of the terms of the Notes or Mortgage, and the acceptance of late payments under the Notes shall not constitute a waiver of the option of Mortgagee to accelerate the indebtedness as provided for herein.

Remedial Advances. Upon an Event of Default, then Mortgagee, without waiving or otherwise impairing any other right or remedy of Mortgagee, at its sole option and without obligation to do so, and with ten (10) days prior written notice to Mortgagor, may make any such payment or take such action as Mortgagee deems necessary or appropriate to correct such default, or to protect the security of this Mortgage, or the Other Loan Documents, or both. All payments made by Mortgagee pursuant to the terms of this Mortgage or the Other Loan Documents so made, together with all costs and expenses so incurred, will be added to the principal amount due under the Notes and thereafter will bear interest at the highest rate provided for in the Notes, and will be secured by the lien and security interest granted by this Mortgage, and by the Other Loan Documents. Such sum(s) shall be paid by Mortgagor immediately upon demand by Mortgagee.

Other Lienholders. Any person or entity taking a junior mortgage, or other lien upon the Premises or any part thereof or any interest therein, shall take said lien subject to the rights of Mortgagee to amend, modify, extend, renew or release the Notes, this Mortgage or any other document or instrument evidencing, securing or guaranteeing the Notes, in each and every case without obtaining the consent of the holder of such junior lien and without the lien of this Mortgage losing its priority over the rights of any such junior lien.

Taxation.

If any law is amended, enacted or adopted after the date of this Mortgage which deducts the Notes from the value of the Premises for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Notes or Mortgagee’s interest in the Premises, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than forty-five (45) days, to declare the Notes immediately due and payable.

If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Notes or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any. Mortgagor hereby agrees that, in the event that it is determined that additional documentary stamp tax or intangible tax is due hereon or on any mortgage or promissory Notes executed in connection herewith (including without limitation, the Notes), Mortgagor shall indemnify and hold harmless Mortgagee for all such documentary stamp tax and/or intangible tax, including all penalties and interest assessed or charged in connection therewith. Mortgagor shall pay the same within ten (10) days after demand of payment from Mortgagee and the payment of such sums shall be secured by this Mortgage and such sums shall bear interest at the default rate (as defined in the Notes) until paid in full.

Rights of Mortgagee, Actions of Mortgagee and Waivers by Mortgagor.

Mortgagee may release, regardless of consideration, any part of the Premises without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests evidenced by this Mortgage or the other Other Loan Documents or affecting the obligations of Mortgagor or any other party to pay the Notes. For payment of the Notes, Mortgagee may resort to any collateral securing the payment of the Notes in such order and manner as Mortgagee may elect. No collateral taken by Mortgagee shall in any manner impair or affect the lien or security interests given pursuant to the Other Loan Documents, and all collateral shall be taken, considered and held as cumulative.

Mortgagor hereby irrevocably and unconditionally waives and releases: (i) all benefits that might accrue to Mortgagor by virtue of any present or future law exempting the Premises from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (ii) all notices of any Event of Default except as expressly provided herein or of Mortgagee’s exercise of any right, remedy or recourse provided for under the Other Loan Documents; and (iii) any right to a marshalling of assets, a sale in inverse order of alienation or any other right to direct in any manner, the order of sale of any of the Premises.

Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Notes.

Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Premises and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its reasonable discretion, decides should be brought to protect the security of this Mortgage or the Other Loan Documents, or both, or Mortgagee’s rights or powers thereunder. Mortgagee is authorized to pay, purchase, contest, or compromise any encumbrance, charge or lien that in the reasonable judgment of Mortgagee appears to affect adversely the Premises or the Additional Collateral; and to take whatever other action Mortgagee in its discretion deems necessary or appropriate in exercising any such powers. Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Notes, and any such subrogation rights shall constitute additional security for the payment of the Notes.

All amounts due under this Mortgage, the Loan Agreement, Notes and the other Other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever.

In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Notes, this Mortgage or the other Other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor’s remedies shall be limited to injunctive relief or declaratory judgment.

The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor’s obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Notes or other Other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Premises, or of any person liable for the Notes or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Loan Agreement, Notes, this Mortgage or the other Other Loan Documents. Mortgagee may resort for the payment of the Notes to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Notes, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

Mortgagor hereby waives and renounces all homestead and exemption rights provided by the constitution and the laws of the United States and of any state, in and to the Premises as against the collection of the Notes, or any part hereof. Mortgagor hereby represents and warrants to Mortgagee that no portion of the Premises constitutes the homestead of any person, that neither Mortgagor nor any of its principals or partners or their relatives reside on any portion of the Premises or claim any portion of the Premises as their homestead, and that no individual residing on the Premises or any portion thereof has any claim to homestead rights on any portion of the Premises.

By accepting or approving anything required to be observed, performed or fulfilled, or to be given to Mortgagee pursuant to the Loan Documents, including, but not limited to, any officer certificates, balance sheet, statement, survey or appraisal, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

If Mortgagor shall fail to duly pay or perform any of the terms and provisions of this Mortgage or the Other Loan Documents, then at any time thereafter without notice to or demand upon Mortgagor, and without waiving or releasing any right, remedy or power of Mortgagee, Mortgagee may pay or perform same for the account of and at the expense of Mortgagor, and Mortgagor shall have the right and is authorized to enter, and to authorize others to enter, upon the Premises at all reasonable times for such purposes and to take all such action thereon and with respect to the Premises and the Additional Collateral as Mortgagee in its discretion deems necessary or appropriate.

Uniform Commercial Code Security Agreement. This Mortgage creates a lien on and grants a security interest in, the personal property of Mortgagor located and to be located on the Premises, and it shall constitute a security agreement under the Florida Uniform Commercial code or other law applicable to the creation of liens on personal property described in the UCC-1 Financing Statements executed in connection herewith. Mortgagor covenants and agrees to execute, file and refile such financing statements, continuation statements or other documents as Mortgagee shall require from time to time with respect to such personal property. This Mortgage shall constitute a financing statement under the Florida Uniform Commercial Code. If an Event of Default occurs, Mortgagee shall have all rights and remedies of a secured party under the Florida Uniform Commercial Code.

Intentionally Deleted.

Miscellaneous.

Time is of the essence of this Mortgage.

The covenants, provisions and conditions imposed on Mortgagor under this Mortgage shall be binding on and shall inure to the successors, heirs, executors, personal representatives and assigns of and all successors in title to Mortgagor.

Each and all of the covenants and obligations of Mortgagor (other than warranties and representations contained herein) shall survive the execution and delivery of the Loan Documents and shall continue in full force and effect until the Notes shall have been paid in full; provided, however, that nothing contained in this paragraph shall limit the obligations of Mortgagor except as otherwise set forth herein. In addition, any and all warranties and representations of Mortgagor contained herein shall survive the execution and delivery of the Loan Documents and (i) shall continue for a period of one (1) year following any release of this Mortgage executed by Mortgagee and satisfaction of the loan evidenced by the Loan Documents, and (ii) shall survive the transfer or assignment of this Mortgage, the entry of a judgment of foreclosure, sale of the Premises by foreclosure or deed in lieu of foreclosure (including, without limitation, any transfer of the Mortgage by Mortgagee of any of its rights, title and interest in and to the Premises to any party, whether or not affiliated with Mortgagee).

The terms and provisions of the loan commitment letter, if any, between Mortgagor and Mortgagee are hereby incorporated into and made a part of this Mortgage. In the event any of the terms and provisions of this Mortgage, the Loan Agreement, Notes or any of the other Other Loan Documents of even date herewith, conflict with any of the terms and provisions of the commitment letter, the terms and provisions of this Mortgage, the Loan Agreement, Notes and such Other Loan Documents will prevail.

Mortgagor, within ten (10) days after written request from Mortgagee from time to time, shall furnish a written statement, duly acknowledged, setting forth the unpaid principal balance of, and interest on, the Notes, and whether or not any offsets or defenses exist thereto.

Mortgagor shall, at Mortgagor’s sole cost and expense, provide Mortgagee with any financial statements, financial reports, appraisals or other documentation with respect to Mortgagor or the Premises which may be required from time to time by any governmental authority having regulatory authority over Mortgagee. Such information shall be provided by Mortgagor within thirty (30) days after written request from Mortgagee.

If required by the applicable governmental authorities, Mortgagee may obtain at Mortgagor’s expense an appraisal(s) of any part of the Premises prepared in accordance with written instructions from Mortgagee by a third party appraiser engaged directly by Mortgagee. Each such appraiser and appraisal shall be satisfactory to Mortgagee. The cost of such appraisal shall be due and payable by Mortgagor on demand and shall be secured by this Mortgage.

No agreement unless in writing and signed by an authorized officer of Mortgagee and no course of dealing between the parties hereto shall be effective to change, waive, terminate, modify, discharge or release in whole or in part any provision of this Mortgage.

Upon Mortgagee’s receipt of evidence of the loss, theft, destruction or mutilation of the Notes, or any amendment or modification thereto, or of any of the other Other Loan Documents, Mortgagor will execute and deliver, in lieu thereof, a replacement notes or document, as applicable, identical in form and substance to the replaced document.

The provisions of this Mortgage and the other Other Loan Documents are for the benefit of Mortgagor and Mortgagee and shall not inure to the benefit of any third party (other than any successor or assignee of Mortgagee). This Mortgage and the other Other Loan Documents shall not be construed as creating any rights, claims or causes of action against Mortgagee or any of its officers, directors, agents or employees in favor of any party other than Mortgagor.

The relationship of Mortgagee and Mortgagor is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Documents shall be construed to be other than that of debtor and creditor. Mortgagor represents and acknowledges that the Loan Documents do not provide for any shared appreciation rights or other equity participation interest.

Mortgagee may institute and maintain any suits and proceedings as Mortgagee may deem advisable (i) to prevent any impairment of the Premises by any acts which may be unlawful or in violation of this Mortgage, (ii) to preserve or protect its interest in the Premises, and (iii) to restrain the enforcement of or compliance with any governmental requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such governmental requirement might impair the security hereunder or be prejudicial to Mortgagee’s interest.

MORTGAGOR AND MORTGAGEE, BY ACCEPTING THIS MORTGAGE, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION, PROCEEDING, LITIGATION OR COUNTERCLAIM BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

Subject to the limitation of recovery set forth in Section 1 of the Mortgage, the loan evidenced by the Loan Documents and any other loans by Mortgagee to Mortgagor, now existing or made hereafter, are hereby cross- defaulted and cross-collateralized so that any collateral encumbered by the Loan Documents and any loan documents pertaining to the other loans from Mortgagee to Mortgagor shall secure all loans between Mortgagor and Mortgagee, and a default under any one of such loans shall constitute an event of default under all such loans subject to applicable cure and grace periods provided for in such loans. The indebtedness evidenced by the Notes will be secured both by this Mortgage and by other collateral being granted by Mortgagor to Mortgagee pursuant to separate agreements.

IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the date first above written.

WITNESSES:	MORTGAGOR:

AEROSONIC CORPORATION, a Delaware corporation

	BY:	/S/ Douglas Hillman

(Print Name: )

ITS:
(SEAL)

(Print Name: )

STATE OF FLORIDA

COUNTY OF HILLSBOROUGH

The foregoing instrument was acknowledged before me this              day of April, 2010, by                                 , the                                  of AEROSONIC CORPORATION, a Delaware corporation, on behalf of the corporation, who ☐ is personally known to me OR ☐ produced a                              Drivers License as identification.

Notary Signature (NOTARY SEAL)

(Type, Stamp or Print Name)

NOTARY PUBLIC

State of Florida at Large

My commission expires:

EXHIBIT “A”

LEGAL DESCRIPTION

Begin at the Northeast corner of the Southeast 1/4 of the Northwest 1/4 of SECTION 12, TOWNSHIP 29 SOUTH, RANGE 15 EAST, Pinellas County, Florida, and run thence South 0°16’59” West, along the North-South mid-section line of said section, a distance of 350.0 feet to a point; thence run North 89°20’5” West, a distance of 50.0 feet for the Point of Beginning, thence run North 89°20’5” West, a distance of 450.0 feet to a point, thence run South 0°16’59” West, a distance of 415.0 feet to a point, thence run South 89°20’5” East, a distance of 450.0 feet, thence run North 0°16’59” East, a distance of 415.0 feet to the Point of Beginning, all in a portion of Tract A of REPLAT OF BLOCKS 1 THRU 19 OF MARYMONT, according to the map or plat thereof as recorded in Plat Book 39, Page 31, of the Public Records of Pinellas County, Florida.